EX99_E3

SELLING AGREEMENT

for shares of

TWEEDY, BROWNE FUND INC.

Ladies and Gentlemen,

We are the principal underwriter (as such term is defined in the Investment Company Act of 1940, as amended (“1940 Act”)) of the offering of shares of the various series (each, a “Fund”) of Tweedy, Browne Fund Inc. (the “Corporation”) set forth from time to time on Schedule A hereto, and the agent for the continuous distribution of such shares pursuant to the terms of the Distribution Agreements between us and the Funds. As used herein, the term “Prospectus” shall mean the prospectus and, unless the context otherwise requires, the related statement of additional information (the “Statement of Additional Information”) incorporated therein by reference, as the same are amended and supplemented from time to time, of the Funds. In connection with the foregoing you may serve as a participating agent (and, therefore, forward orders for the purchase or redemption of shares, respond to shareholder inquiries and perform other related functions) on the following terms and conditions:

1. As a participating agent you are authorized (i) to transmit orders for the purchase of shares of the Funds and the payment made therefor, (ii) to transmit to the Funds orders for the redemption of shares and all additional material, including any certificates for shares, as may be required to complete the redemption and (iii) to assist shareholders with the foregoing and other matters relating to their investments in each Fund, in each case subject to the terms and conditions set forth in the Prospectus of each Fund. You shall review each share purchase or redemption order submitted through you or with your assistance for completeness and accuracy. Customers of yours who purchase shares are for all purposes your customers and not customers of us, the Funds or the investment adviser of the Funds, Tweedy, Browne Company LLC (the “Investment Adviser”). You shall be responsible for opening, approving and monitoring customer accounts and for the review and supervision of these accounts, all in accordance with the rules of the Securities and Exchange Commission (“SEC”) and the Financial Institutions Regulatory Authority (“FINRA”). In no transaction involving shares shall you have any authority to act as agent for the Funds, the Investment Adviser or for us.

2. In offering shares, you shall rely solely and conclusively on the representations contained in the Prospectus. You agree that you shall not offer shares except in accordance with all applicable federal and state laws and the rules and regulations of applicable regulatory agencies or authorities. In connection with offers to sell and sales of shares of the Funds, you agree to deliver or cause to be delivered to each person to whom any such offer or sale is made, at or prior to the time of such offer or sale, a copy of the Prospectus and, upon request, Statement of Additional Information, annual and interim reports, and proxy solicitation materials relating to the Funds in reasonable quantities upon request.

3. You shall not make any representations concerning shares other than those contained in the Prospectus or in any promotional materials or sales literature furnished to you by us. You shall not furnish or cause to be furnished to any person or display or publish any information or materials relating to the Funds (including, without limitation, promotional materials and sales literature, advertisements, press releases, announcements, statements, posters, signs or other similar material), except such information and materials as may be furnished to you by us, and such other information and materials as may be approved in writing by us.

4. All orders by you for the purchase and redemption of any shares shall be transmitted to the Funds’ transfer agent for execution at the public offering price per share (i.e., the net asset value per share), in each case as and within the time frames for receipt and transmission described in the Prospectus. You shall assist the Corporation and its agents in minimizing the incidence of excessive short-term trading in the Funds’ shares and in applying any redemption fees imposed by the Funds. You shall not cause or permit any exceptions to be made to any redemption fees imposed by the Funds without the Corporation’s or the Investment Adviser’s prior written consent. The minimum initial purchase order shall be as set forth in the Prospectus. The Corporation, the Investment Adviser and we reserve the right to reject any purchase order. The Corporation and the Investment Adviser also reserve the right, at their discretion and without notice, to suspend the sale of shares or withdraw entirely the sale of shares.

4a. You shall provide, promptly upon our or any Fund’s request, the Taxpayer Identification Number of all shareholders that purchased, redeemed, transferred, or exchanged shares held through an account with you, and the amount and dates of such shareholder purchases, redemptions, transfers, and exchanges, providing the Fund with access to information about transactions by Fund shareholders. In addition, you shall execute any instructions from the Investment Adviser, us or a Fund to restrict or prohibit further purchases or exchanges of Fund shares by a shareholder who has been identified by us or the Fund as having engaged in transactions of Fund shares (directly or indirectly through your account) that violates policies established by the Fund for the purpose of eliminating or reducing any dilution of the value of the outstanding securities issued by the Fund.

5. The procedures relating to orders and the handling thereof will be subject to the terms of the Prospectus and instructions either the Investment Adviser, we or the Funds’ transfer agent provide from time to time. No conditional orders will be accepted. Purchase orders will be made only for the purpose of covering purchase orders already received from your customers. Further, you shall place purchase orders from customers with the applicable Fund immediately and shall not withhold the placement of such orders so as to profit yourselves; provided, however, that the foregoing shall not prevent the purchase of shares by you for your own bona fide investment. You agree that: (a) you shall not effect any transactions (including, without limitation, any purchases and redemptions) in any shares registered in the name of, or beneficially owned by, any customer unless such customer has granted you full right, power and authority to effect such transactions on his or her behalf, and (b) the Funds, each transfer agent therefor, the Investment Adviser and we and their or our agents, employees, controlling persons and affiliates shall not be liable for, and shall be fully indemnified and held harmless by you from and against, any and all claims, demands, liabilities and expenses (including, without limitation, reasonable attorneys’ fees) which may be incurred by us or any of the foregoing persons entitled to indemnification from you hereunder arising out of or in connection with the execution of any transactions in shares registered in the name of, or beneficially owned by, any customer in reliance upon any oral or written instructions believed to be genuine and to have been given by or on behalf of you. The indemnification agreement contained in this Paragraph 5 shall survive the termination of this Agreement.

6. Payment for orders from you for the purchase of shares shall be made in accordance with the terms of the Prospectus. If payment of any purchase order is not received in accordance with the terms of the Prospectus, the Investment Adviser and we reserve the right, without notice, to cancel the sale and hold you responsible for any loss sustained as a result thereof.

7. You hereby represent and warrant that: (a) you are an entity duly organized, validly existing and in good standing under the laws of the jurisdiction in which you are organized; (b) the execution and delivery of this Agreement and the performance of the transactions contemplated hereby have been duly authorized by all necessary action, and all other authorizations and approvals (if any) required for your lawful execution and delivery of this Agreement and your performance hereunder have been obtained; and (c) upon execution and delivery by you, and assuming due and valid execution and delivery by us, this Agreement will constitute a valid and binding agreement, enforceable against you in accordance with its terms.

8. You further represent and warrant that you are a member of FINRA and you agree to abide by all of the rules and regulations applicable to FINRA members, including, without limitation, the Conduct Rules applicable to FINRA members. You agree to comply with all applicable federal and state laws, rules and regulations and agree to indemnify and hold the Funds, the Investment Adviser and us and their and our agents, controlling persons and affiliates harmless from any loss or damage resulting from any failure on your part to comply with all applicable laws, rules and regulations. We agree to inform you, upon your request, as to the states in which we believe the shares of the Funds have been qualified for sale under, or are exempt from the requirements of, the respective securities laws of such states, but neither we nor the Corporation shall have any obligation or responsibility to make shares available for sale to your customers in any jurisdiction. You agree to notify us immediately in the event of your expulsion or suspension from FINRA. Your expulsion or suspension from FINRA will automatically terminate this Agreement immediately without notice.

9. In connection with Paragraph 8 above, you hereby certify on a continuing basis that to the best of your knowledge after reasonable inquiry, you are following all requirements, rules and regulations in connection with your handling of orders for purchases and redemptions in the Funds, including Rule 22c-1(a) under the 1940 Act; the provisions of this Agreement; the Prospectus provisions regarding the purchase and redemption of Fund shares and market timing policies; and your internal policies and procedures, which you believe to be appropriate and sufficient with regard to the handling of Fund orders on a timely basis. At all times during which you sell and/or service shares of the Funds, you will remain in compliance with all regulations to which you are subject issued under or relating to the USA PATRIOT Act, including without limitation rules requiring you to implement an Anti-Money Laundering Program and a Customer Identification Program (“CIP”). You will, upon our reasonable request, not more often than once each year, certify to us that you remain in compliance with such rules; specifically, that you (i) provide notice of an appropriate CIP to all new customers, (ii) obtain required identifying data elements for each customer, (iii) reasonably verify the identity of each new customer (using the data elements) and (iv) take appropriate action with respect to persons the identities of whom you cannot verify.

9a. Each party acknowledges that neither the Investment Adviser nor the Funds have agreed to compensate you in contravention of Rule 12b-1(h) under the 1940 Act.

10. The names and addresses and other information concerning your customers are and shall remain your sole property, and neither we nor our affiliates shall use such names, addresses or other information for any purpose except in connection with the performance of our duties and responsibilities hereunder and except for servicing and informational mailings relating to the Funds. Notwithstanding the foregoing, this Paragraph 10 shall not prohibit us, the Investment Adviser or any of our or its affiliates from utilizing for any purpose the names, addresses or other information concerning any of your customers if such names, addresses or other information are obtained in any manner other than from you pursuant to this Agreement. The provisions of this Paragraph 10 shall survive the termination of this Agreement.

11. We shall be under no liability to you except for lack of good faith and for obligations expressly assumed by us hereunder. In carrying out your obligations, you agree to act in good faith and without negligence. Nothing contained in this Agreement is intended to operate as a waiver by us or you of compliance with any applicable provisions of the 1940 Act, the Securities Act of 1933, the Securities Exchange Act of 1934 or the rules and regulations promulgated by the SEC thereunder.

12. You will maintain all information required by law to be kept by you relating to transactions in shares of the Funds. You will furnish the Investment Adviser and us or its or our designee with such information as it, we or they may reasonably request, and will otherwise cooperate with the Investment Adviser and us and each of our designees (including, without limitation, any auditors designated by us or the Funds), in connection with the preparation of reports to us or the Corporation’s Board of Directors concerning this Agreement, as well as any other reports or filings that may be required by law, and any other documents or information relating to this Agreement as we may reasonably request from time to time.

13. By your written acceptance of this Agreement, you represent, warrant and agree that: (i) any compensation you receive from your customers for services by you in respect of shares of the Funds will not be excessive or unreasonable under the laws and instruments governing your relationships with customers; and (ii) you will provide to customers a schedule of any fees that you may charge to them relating to the investment or redemption of their assets in shares of the Funds.

14. Neither this Agreement nor the performance of the services of the respective parties hereunder shall be considered to constitute an exclusive arrangement, or to create a partnership, association or joint venture between you and us. Neither party hereto shall be, act as, or represent itself as, the agent or representative of the other, nor shall either party have the right or authority to assume, create or incur any liability or any obligation of any kind, express or implied, against or in the name of, or on behalf of, the other party. With the exception of any provisions of this Agreement that reference the Corporation, any Fund and/or the Investment Adviser, this Agreement is not intended to, and shall not, create any rights against either party hereto by any third party solely on account of this Agreement. Neither party hereto shall use the name of the other party in any manner without the other party’s prior consent, except as required by any applicable federal or state law, rule or regulation, and except pursuant to any promotional programs mutually agreed upon in writing by the parties hereto.

15. Except as otherwise specifically provided herein, all notices required or permitted to be given pursuant to this Agreement shall be given in writing and delivered by personal delivery or by postage prepaid, registered or certified United States first class mail, return receipt requested, or by facsimile, telex, telegram or similar means of same day delivery (with a confirming copy by mail as provided herein). Unless otherwise notified in writing, all notices to us shall be given or sent to us at our offices located at 800 Connecticut Avenue, Norwalk, Connecticut 06854, with a copy given or sent to Tweedy, Browne Company LLC, One Station Place, Stamford, Connecticut 06902 (attention: General Counsel); and all notices to you shall be given or sent to you at your address shown below.

16. This Agreement shall become effective on the date a fully executed copy of this Agreement is received by us. This Agreement shall continue in effect until terminated as provided herein. This Agreement may be terminated without penalty at any time by either party upon written notice to the other party. This Agreement may be amended by us at any time by notice to you in writing from us containing the text of such amendment and the date of its effectiveness, which shall be not less than 30 days after the date of such notice, and you shall be deemed to have agreed to such amendment unless you terminate this Agreement prior to the effective date of such amendment. This Agreement may not be amended by you without our prior written consent. This Agreement supercedes any prior agreement between us concerning the subject matter hereof.

17. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

[The remainder of this page has been intentionally left blank.]

Very truly yours, AMG Distributors, Inc.

By:

Date:

If you agree to be legally bound by the provisions of this Agreement, please sign where indicated below and return three executed copies. Upon receipt thereof, this instrument and such signed duplicate copies will evidence the agreement between us.

Dealer:
Address:

By:
Authorized Officer

Name and Title:

Date:

Contact Person:

Phone:

Received and acknowledged by

Tweedy, Browne Company LLC

By:

Date:

Schedule A

Funds

Tweedy, Browne Value Fund

Tweedy, Browne Global Value Fund

Tweedy, Browne Worldwide High Dividend Yield Value Fund

Tweedy, Browne Global Value Fund II – Currency Unhedged

7